FOR IMMEDIATE RELEASE

          Contact:
          Jim Fitzpatrick
          The Dilenschneider Group
          312-553-0700




                              MERCURY FINANCE ANNOUNCES
                             RESIGNATION OF JOHN BRINCAT


                    CHICAGO, Feb. 12 - Mercury Finance Company (NYSE: MFN) today announced the resignation of John N. Brincat as an employee of the company and as a member of the board of directors effective December 1, 1997. Mr. Brincat served as chief executive officer of Mercury Finance from 1985 until February 3, 1997. In connection with his resignation, Brincat voluntarily agreed to repay Mercury Finance certain bonus amounts based on the company's restated results from operations for the years 1996 and 1995.

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